                                               CALCULATION OF REGISTRATION FEE

                                                        Maximum Aggregate                 Amount of Registration
Title of Each Class of Securities Offered                Offering Price                            Fee(1)
-----------------------------------------               -----------------                 ----------------------
European Union Euro/U.S. Dollar                             $5,393,000                            $577.05
Exchange Rate PLUS

(1) Pursuant to Rule 457(p) under the Securities Act of 1933, filing fees of $2,652,225.08 have already been paid with respect to unsold securities that were previously registered pursuant to a Registration Statement on Form S-3 (No.
333-129243) filed by Morgan Stanley on October 25, 2005 and have been carried forward. The $577.05 fee with respect to the $5,393,000 European Union Euro/U.S. Dollar Exchange Rate PLUS Notes sold pursuant to this registration statement is offset against those filing fees, and $1,894,100.43 remains available for future registration fees. No additional fee has been paid with respect to this offering.

PROSPECTUS Dated January 25, 2006                                                       Pricing Supplement No. 34 to
PROSPECTUS SUPPLEMENT                                                          Registration Statement No. 333-131266
Dated January 25, 2006                                                                          Dated March 7,  2006
                                                                                                      Rule 424(b)(2)

                                                      $5,393,000
                                                    Morgan Stanley
                                          GLOBAL MEDIUM-TERM NOTES, SERIES F
                                                Senior Fixed Rate Notes
                                                    --------------
                                                PLUS due March 16, 2007
                            Mandatorily Exchangeable for an Amount Payable in U.S. Dollars
                     Based on the Performance of the European Union Euro/U.S. Dollar Exchange Rate
                                Performance Leveraged Upside Securities(SM) ("PLUS(SM)")
Unlike ordinary debt securities, the PLUS do not pay interest and do not guarantee any return of principal at maturity. Instead, at maturity you will receive for each $1,000 principal amount of PLUS that you hold an amount in cash based upon the European Union euro/U.S. dollar exchange rate, which we refer to as the exchange rate, expressed as the number of U.S. dollars per euro, as determined at maturity.

o    The principal amount and issue price of each PLUS is $1,000.

o    We may increase the aggregate principal amount prior to the original issue date but are not required to do so.

o    We will not pay interest on the PLUS.

o    At maturity:

     o    If the European Union euro, which we refer to as the euro, has strengthened relative to the U.S. dollar, which means the final exchange rate is greater than the initial exchange rate, you will receive for each
          $1,000 principal amount of PLUS that you hold a payment equal to $1,000 plus the leveraged upside payment, which is equal to (i) $1,000 times (ii) the exchange rate percentage increase times (iii) the upside leverage factor, subject to a maximum payment at maturity of $1,160, or 116% of the issue price.

     o    If the euro has weakened or has not strengthened relative to the U.S. dollar, which means the final exchange rate is less than or equal to the initial exchange rate, you will receive for each $1,000 principal amount of PLUS that you hold a payment at maturity equal to $1,000 multiplied by the performance factor, which will be less than or equal to 1.0. In this case, you will receive less than the principal amount of your investment.

     o    The exchange rate percentage increase will be equal to (i) the final exchange rate minus the initial exchange rate divided by (ii) the initial exchange rate.

     o    The performance factor will be equal to (i) the final exchange rate divided by (ii) the initial exchange rate.

     o    The initial exchange rate is 1.18855, the exchange rate on March 7, 2006, the day we priced the PLUS for initial sale to the public.

     o    The final exchange rate will equal the exchange rate on March 9, 2007, which we refer to as the valuation date.

     o    The upside leverage factor is 180%.

o    Investing in the PLUS is not equivalent to purchasing the euro.

o    The PLUS will not be listed on any securities exchange.

o    The CUSIP number for the PLUS is 61747Y220.

You should read the more detailed description of the PLUS in this pricing supplement.  In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of PLUS."

The PLUS are riskier than ordinary debt securities.  See "Risk Factors" beginning on PS-7.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this pricing supplement is truthful or complete.  Any representation to the contrary is a criminal offense.

                                                 ---------------------
                                                 PRICE $1,000 PER PLUS
                                                 ---------------------

                                                         Price to              Agent's             Proceeds
                                                          Public            Commissions(1)        to Company
                                                      -------------         --------------       -------------
Per PLUS.......................................         $1,000.00                $7.50               $992.50
Total..........................................       $5,393,000.00            $40,447.50         $5,352,552.50

---------------

(1)  For additional  information see "Supplemental  Information Concerning Plan of Distribution" in this pricing supplement.

                                                 MORGAN STANLEY

======================================================================================================================

     For a description of certain restrictions on offers, sales and deliveries of the PLUS and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus relating to the PLUS, see the section of this pricing supplement called "Description of PLUS--Supplemental Information
Concerning Plan of Distribution."

     No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the PLUS or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required.
Neither this pricing supplement nor the accompanying prospectus supplement and prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

     The PLUS may not be offered or sold to the public in Brazil.  Accordingly, the offering of the PLUS has not been submitted to the Comissao de Valores Mobiliarios for approval.  Documents relating to this offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

     The PLUS have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be
offered or sold publicly in Chile.  No offer, sales or deliveries of the PLUS, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

     The PLUS may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance
(Cap. 32) of Hong Kong.  The Agent has not issued and will not issue any advertisement, invitation or document relating to the PLUS, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to PLUS which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures
Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

     The PLUS have not been registered with the National Registry of Securities maintained by the Mexican
National Banking and Securities Commission and may not be offered or sold publicly in Mexico.  This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

     This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore.  Accordingly, this pricing supplement and the accompanying  prospectus supplement and prospectus used in connection with the offer or sale, or invitation for subscription or purchase, of the PLUS may not be circulated or distributed, nor may the PLUS be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the PLUS to the public in
Singapore.

                                                         PS-2
======================================================================================================================

                                         SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the PLUS(SM) we are offering to you in general terms only.  You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement.  You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The PLUS offered are medium-term debt securities of Morgan Stanley.  The return on the PLUS at maturity is linked to the European Union euro/U.S. dollar exchange rate, which we refer to as the exchange rate, expressed as a number of U.S. dollars per euro, as determined at maturity.

     "Performance Leveraged Upside Securities" and "PLUS" are our service marks.

Each PLUS costs $1,000           We, Morgan Stanley, are offering Performance Leveraged Upside Securities(SM) due
                                 March 16, 2007, Mandatorily Exchangeable for an Amount Payable in U.S. Dollars
                                 Based on the Performance of the European Union Euro/U.S. Dollar Exchange Rate,
                                 which we refer to as the PLUS.  The principal amount and issue price of each PLUS is $1,000.

                                 The original issue price of the PLUS includes the agent's commissions paid with respect to the PLUS and the cost of hedging our obligations under the PLUS.  The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions.  The fact that the original issue price of the PLUS includes these commissions and hedging costs is expected to adversely affect the secondary market prices of the PLUS.  See "Risk Factors--The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices" and "Description of PLUS--Use of Proceeds and Hedging."

No guaranteed return of          Unlike ordinary debt securities, the PLUS do not pay interest and do not guarantee
principal; no interest           any return of principal at maturity.  If the final exchange rate is less than the initial exchange rate, meaning that the number of U.S. dollars per euro has decreased, we will pay to you an amount in cash per PLUS that is less than the
                                 $1,000 issue price of each PLUS by an amount proportionate to the decrease in the final exchange rate from the initial exchange rate.  The initial exchange rate is
                                 1.18855, the exchange rate on March 7, 2006, the day we priced the PLUS for initial sale to the public.  The final exchange rate will be the exchange rate on March 9,
                                 2007, which we refer to as the valuation date, subject to adjustment if such date is not a currency business day.

Payment at maturity based on     Unlike ordinary debt securities, the PLUS do not pay interest.  Instead, at
the exchange rate for the euro   maturity, you will receive for each $1,000 principal amount of PLUS that you hold an amount in cash based on the final exchange rate, determined as follows:

                                 o    If the final exchange rate is greater than the initial exchange rate, which means that the euro has strengthened relative to the U.S. dollar, you will receive for each $1,000 principal amount of PLUS that you hold a payment at maturity equal to:

                                      $1,000 + leveraged upside payment,

                                      subject to a maximum payment at maturity of $1,160, or 116% of the issue price,

                                      where,

                                                         PS-3

======================================================================================================================

                              leveraged upside payment = $1,000 x upside leverage factor x exchange rate percent increase

                                      and where

                                      upside leverage factor is 180%

                                      and
                                                                final exchange rate - initial exchange rate
                                        exchange rate percent = -------------------------------------------
                                        increase                             initial exchange rate

                                 o    If the final exchange rate is less than or equal to the initial exchange rate, which means that the euro has weakened or has not strengthened relative to the
                                      U.S. dollar, you will receive for each $1,000 principal amount of PLUS that you hold a payment at maturity equal to:

                                      $1,000  x  performance factor

                                      where,

                                                              final exchange rate
                                        performance factor = ---------------------
                                                             initial exchange rate

                                      Because the performance factor will be less than or equal to 1.0, this payment will be less than or equal to $1,000.

                                 On PS-6, we have provided a graph titled "Hypothetical Payouts on the PLUS at
                                 Maturity," which illustrates the performance of the PLUS at maturity over a range of hypothetical percentage changes in the exchange rate.  The graph does not show every situation that may occur.

                                 You can review a table of historical high, low and quarter-end daily exchange rates for each calendar quarter in the period from January 1, 2000 through March 6, 2006, as published by Bloomberg Financial Markets for such periods, and a related graph, in this pricing supplement under "Description of PLUS--Historical Information."
                                 Such daily exchange rates are expressed as the number of U.S. dollars per euro.
                                 You cannot predict the future performance of the euro relative to the U.S. dollar based on its historical performance.

                                 Investing in the PLUS is not equivalent to purchasing the euro.

Your return on the PLUS is       The return investors realize on the PLUS is limited by the maximum payment at
limited by the maximum payment   maturity.  The maximum payment at maturity of each PLUS is $1,160, or 116% of the
at maturity                      issue price.  Although the leverage factor provides 180% exposure to any increase in the exchange rate, because the payment at maturity will be limited to 116% of the issue price of the PLUS, the percentage exposure provided by the leverage factor is progressively reduced as the final exchange rate exceeds 108.88% of the initial exchange rate.  See "Hypothetical Payouts on the PLUS at Maturity" on PS-6.

MS & Co. will be the             We have appointed our affiliate, Morgan Stanley & Co. Incorporated or its
Calculation Agent                successors, which we refer to as MS & Co., to act as calculation agent for JPMorgan
                                 Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), the trustee for our senior notes.  As calculation agent, MS & Co. has determined the initial exchange rate and will determine the final exchange rate, the percentage change in the exchange rate and the payment to you, if any, at maturity.

                                                         PS-4

======================================================================================================================

Where you can find more          The PLUS are senior notes issued as part of our Series F medium-term note program.
information on the PLUS          You can find a general description of our Series F medium-term note program in the accompanying prospectus supplement dated January 25, 2006.  We describe the basic features of this type of note in the sections of the prospectus supplement called
                                 "Description of Notes--Fixed Rate Notes" and "--Exchangeable Notes."

                                 Because this is a summary, it does not contain all of the information that may be important to you.  For a detailed description of the terms of the PLUS, you should read the "Description of PLUS" section in this pricing supplement.  You should also read about some of the risks involved in investing in PLUS in the section called
                                 "Risk Factors."  The tax treatment of investments in currency-linked notes such as these differ from that of investments in ordinary debt securities.  See the section of this pricing supplement called "Description of PLUS--United States Federal Income
                                 Taxation."  We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the PLUS.

How to reach us                  You may contact your local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (212)
                                 761-4000).

                                                         PS-5

======================================================================================================================

                                  HYPOTHETICAL PAYOUTS ON THE PLUS AT MATURITY

For each PLUS, the following  graph  illustrates the payment at maturity on the PLUS for a range of hypothetical percentage  changes  in the  exchange  rate.  The PLUS Zone  illustrates  the  leveraging  effect of the  upside leverage  factor  taking into  account  the maximum  payment at  maturity.  The graph is based on the  following terms:

o    Issue Price per PLUS:  $1,000

o    Initial Exchange Rate: 1.18855

o    Upside Leverage Factor: 180%

o    Maximum Payment at Maturity: $1,160 (116% of the Issue Price)

Where the final  exchange rate is greater than the initial  exchange  rate,  the payment at maturity on the PLUS reflected in the graph below is greater than the $1,000  principal  amount per PLUS, but in all cases is subject to the maximum  payment at maturity.  Where the final exchange rate is less than the initial  exchange rate, the payment at maturity on the PLUS reflected in the graph below is less than the $1,000 principal amount per PLUS.

In the hypothetical example below, you will realize the maximum payment at maturity at a final exchange rate of approximately 1.29 or 108.88% of the initial exchange rate. In addition, you will not share in the appreciation of the exchange rate above 116% of the initial exchange rate, or approximately 1.38.

                                                         PS-6

======================================================================================================================

                                                  RISK FACTORS

     The PLUS are not secured debt, are riskier than ordinary debt securities and, unlike ordinary debt securities, the PLUS do not pay interest or guarantee any return of principal at maturity.  The return investors realize on the PLUS is limited by the maximum payment at maturity.  This section describes the most significant risks relating to the PLUS.  You should carefully consider whether the PLUS are suited to your particular circumstances before you decide to purchase them.

PLUS do not pay interest or      The terms of the PLUS differ from those of ordinary debt securities in that we will
guarantee return of principal    not pay you interest on the PLUS or guarantee to pay you the principal amount of the PLUS at maturity.  Instead, at maturity you will receive for each $1,000 principal amount of PLUS that you hold an amount in cash based upon the final exchange rate.  If the final exchange rate is greater than the initial exchange rate, you will receive an amount in cash equal to $1,000 plus the leveraged upside payment, subject to a maximum payment at maturity of $1,160, or 116% of the issue price.  If the final exchange rate is less than the initial exchange rate, you will lose money on your investment; you will receive an amount in cash that is less than the $1,000 issue price of each PLUS by an amount proportionate to the decrease in the exchange rate.  See "Hypothetical Payouts on the PLUS at Maturity" on PS-6.

Your appreciation potential      The appreciation potential of the PLUS is limited by the maximum payment at
is limited                       maturity of $1,160, or 116% of the issue price.  As a result, you will not share in any appreciation of the exchange rate above 108.88% of the initial exchange rate.
                                 Although the leverage factor provides 180% exposure to any increase in the exchange rate at maturity, because the payment at maturity will be limited to 116% of the issue price for each PLUS, the percentage exposure provided by the leverage factor is progressively reduced as the final exchange rate exceeds 108.88% of the initial exchange rate.  See "Hypothetical Payouts on the PLUS at Maturity" on PS-6.

The PLUS are subject to          Fluctuations in the exchange rate between the euro and the U.S. dollar will affect
currency exchange risk           the value of the PLUS.  The exchange rate between the euro and the U.S. dollar is the result of the supply of, and the demand for, the European Union euro and the
                                 U.S. dollar.  Changes in the exchange rate result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in
                                 Europe (particularly member nations of the European Union) and the United States, including economic and political developments in other countries.

                                 Of particular importance to potential currency exchange risk are:

                                     o    existing and expected rates of inflation;

                                     o    existing and expected interest rate levels;

                                     o    the balance of payments; and

                                     o    the extent of governmental surpluses or deficits in Europe (particularly member nations of the European Union) and the United States.

                                 All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the European Union, the governments of the European Union member states and the United States and other countries important to international trade and finance.

                                 Currencies' exchange rates are volatile and are affected by numerous factors specific to each foreign country.  Foreign exchange rates can be fixed by the sovereign government, allowed to float within a range of exchange rates set by the government, or left to float freely.  Governments, including those of the member nations of the European Union, use a variety of techniques, such as intervention by

                                                         PS-7

======================================================================================================================

                                 their central bank or imposition of regulatory controls or taxes, to affect the exchange rates of their respective currencies.  They may also issue a new currency to replace an existing currency, such as the euro, fix the exchange rate or alter the exchange rate or relative exchange characteristics by devaluation or revaluation.  Thus, a special risk in purchasing the PLUS is that their liquidity, trading value and the amount payable could be affected by the actions of sovereign governments that could change or interfere with previously freely determined currency valuations, fluctuations in response to other market forces and the movement of currencies across borders.  There will be no offsetting adjustment or change made during the term of the PLUS in the event that any floating exchange rate should become fixed, any fixed exchange rate should be allowed to float, or that the band limiting the float of the euro should be altered or removed.  Nor will there be any offsetting adjustment or change in the event of any other devaluation or revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting the euro or the U.S.
                                 dollar, or any other currency.

The PLUS will not be listed      The PLUS will not be listed on any exchange. Therefore, there may be little or no secondary market for the PLUS. MS & Co. currently intends to act as a market maker for the PLUS but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the PLUS easily.
                                 Because we do not expect that other market makers will participate significantly in the secondary market for the PLUS, the price at which you may be able to trade your
                                 PLUS is likely to depend on the price, if any, at which MS & Co. is willing to transact.  If at any time MS & Co. were to cease acting as a market maker, it is likely that there would be no secondary market for the PLUS.

Market price of the PLUS may     Several factors, many of which are beyond our control, will influence the value of
be influenced by many            the PLUS in the secondary market and the price at which MS & Co. may be willing to
unpredictable factors            purchase or sell the PLUS in the secondary market, including:

                                 o    the exchange rate at any time;

                                 o    the volatility (frequency and magnitude of changes in value) of the exchange rate;

                                 o    interest and yield rates in the U.S. and in the European Union;

                                 o    geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the euro or currency markets generally and that may affect the final exchange rate;

                                 o    the time remaining until the PLUS mature; and

                                 o    our creditworthiness.

                                 Some or all of these factors will influence the price you will receive if you sell your PLUS prior to maturity.  For example, you may have to sell your PLUS at a substantial discount from the principal amount if at the time of sale the exchange rate is at or below the initial exchange rate or if market interest rates rise.

                                 You cannot predict the future performance of the euro relative to the U.S. dollar based on its historical performance.  The exchange rate may decrease so that you will receive at maturity a payment that is less than the principal amount of the
                                 PLUS by an amount proportionate to the decrease in the exchange rate.  In addition, there can be no assurance that the exchange rate will increase so that you will receive at maturity an amount in excess of the principal amount of the PLUS.  Also, your

                                                         PS-8

======================================================================================================================

                                 return is limited to the maximum payment at maturity, which is 116% of the principal amount of your investment.  You will no longer share in the performance of the euro at exchange rates above 116% of the initial exchange rate.

Even though currencies trade     The interbank market in foreign currencies is a global, around-the-clock market.
around-the-clock, the PLUS       The hours of trading for the PLUS, if any trading market develops, will not conform
will not                         to the hours during which foreign currencies such as the euro are traded.
                                 Significant price and rate movements may take place in the underlying foreign exchange markets that will not be reflected immediately in the price of the PLUS.
                                 The possibility of these movements should be taken into account in relating the value of the PLUS to those in the underlying foreign exchange markets.  There is no systematic reporting of last-sale information for foreign currencies.  Reasonably current bid and offer information is available in certain brokers' offices, in bank foreign currency trading offices and to others who wish to subscribe for this information, but this information will not necessarily be reflected in the final exchange rate used to calculate the amount payable to you at maturity.  There is no regulatory requirement that those quotations be firm, or that they be revised on a timely basis.  The absence of last-sale information and the limited availability of quotations to individual investors may make it difficult for many investors to obtain timely, accurate data about the state of the underlying foreign exchange markets.

The inclusion of commissions     Assuming no change in market conditions or any other relevant factors, the price,
and projected profit from        if any, at which MS & Co. is willing to purchase PLUS in secondary market
hedging in the original issue    transactions will likely be lower than the original issue price, since the original
price is likely to adversely     issue price included, and secondary market prices are likely to exclude,
affect secondary market prices   commissions paid with respect to the PLUS, as well as the projected profit included in the cost of hedging our obligations under the PLUS.  In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

Suspension or disruptions of     Currency markets are subject to temporary distortions or other disruptions due to
market trading in the euro may   various factors, including government regulation and intervention, the lack of
adversely affect the value of    liquidity in the markets, and the participation of speculators.  These
the PLUS                         circumstances could adversely affect the exchange rate and, therefore, the value of the PLUS.

The economic interests of the    The economic interests of the calculation agent and other affiliates of ours are
calculation agent and other      potentially adverse to your interests as an investor in the PLUS.
affiliates of ours are
potentially adverse to your      As calculation agent, MS & Co. has determined the initial exchange rate and will
interests                        determine the final exchange rate, the percentage change in the exchange rate and calculate the amount of cash, if any, you will receive at maturity.  Determinations made by MS & Co., in its capacity as calculation agent, including with respect to the calculation of the exchange rate in the event of the discontinuance of reporting of the exchange rate, may affect any payout to you at maturity.  See the section of this pricing supplement called "Description of PLUS--Exchange Rate."

Hedging and trading activity     MS & Co. and other affiliates of ours have carried out and will continue to carry
by the calculation agent and     out hedging activities related to the PLUS (and possibly to other instruments
its affiliates, and the          linked to the euro), including trading in the euro or other instruments linked to
inclusion of commissions and     the euro.  MS & Co. and some of our other subsidiaries also trade the euro and
hedging costs, could             other financial instruments related to the euro on a regular basis as part of their
potentially adversely affect     general broker-dealer and other businesses.  Any of these hedging or trading
the value of the PLUS            activities as of the date of this pricing supplement could potentially have increased the initial exchange rate and, therefore, have increased the level of the final exchange rate on the valuation date before you receive a payment at maturity that exceeds the principal amount of the PLUS.

                                                         PS-9

======================================================================================================================

                                 Additionally, such hedging or trading activities during the term of the PLUS, could potentially affect the exchange rate on the valuation date and, accordingly, the amount of cash you will receive at maturity.

                                 In addition, the original issue price of the PLUS includes the agent's commissions and certain costs of hedging our obligations under the PLUS.  The subsidiaries through which we hedge our obligations under the PLUS expect to make a profit.
                                 Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected.

Because the characterization     You should also consider the U.S. federal income tax consequences of investing in
of the PLUS for U.S. federal     the PLUS.  Please note that the discussions in this pricing supplement concerning
income tax purposes is           the U.S. federal income tax consequences of investing in the PLUS supersede the
uncertain, the material U.S.     discussions contained in the accompanying prospectus supplement.  There is no
federal income tax               direct legal authority as to the proper tax treatment of the PLUS, and consequently
consequences of an investment    our counsel is unable to render an opinion as to their proper characterization for
in the PLUS are uncertain        U.S. federal income tax purposes.  Significant aspects of the tax treatment of the
                                 PLUS are uncertain. Pursuant to the terms of the PLUS, you have agreed with us to treat a PLUS as a single financial contract, as described in the section of this pricing supplement called "Description of PLUS--United States Federal Income
                                 Taxation--General."  If the Internal Revenue Service (the "IRS") were successful in asserting an alternative characterization for the PLUS, the timing and/or character of income or loss with respect to the PLUS would differ.  We do not plan to request a ruling from the IRS regarding the tax treatment of the PLUS, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.
                                 Please read carefully the section of this pricing supplement called "Description of
                                 PLUS--United States Federal Income Taxation."

                                 If you are a non-U.S. investor, please also read the section of this pricing supplement called "Description of PLUS--United States Federal Income Taxation--Tax
                                 Consequences to Non-U.S. Holders."

                                 You are urged to consult your own tax advisors regarding all aspects of the U.S.
                                 federal tax consequences of investing in the PLUS as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                                                        PS-10

======================================================================================================================

                                              DESCRIPTION OF PLUS

Terms not defined herein have the meanings given to such terms in the accompanying  prospectus  supplement.  The term "PLUS"  refers to each $1,000  principal  amount of our PLUS due March 16, 2007,  Mandatorily  Exchangeable
for an Amount Payable in U.S.  Dollars Based on the Performance of the European Union Euro/U.S.  Dollar Exchange
Rate.  In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley.

Aggregate Principal Amount..............    $5,393,000

Original Issue Date (Settlement Date)...    March 16, 2006

Maturity Date...........................    March 16, 2007

Valuation Date..........................    March 9, 2007, subject to adjustment if such date is not a Currency
                                            Business Day, as described in the following paragraph.

                                            If March 9, 2007 is not a Currency Business Day, the Valuation Date will be the immediately preceding Currency Business Day.

Issue Price.............................    $1,000 per PLUS

Denominations...........................    $1,000 and integral multiples thereof

CUSIP Number............................    61747Y220

Interest Rate...........................    None

Specified Currency......................    U.S. dollars

Payment at Maturity.....................    At maturity, upon delivery of the PLUS to the Trustee, we will pay with respect to the $1,000 principal amount of each PLUS an amount in cash equal to:

                                            o   if the Final Exchange Rate is greater than the Initial Exchange Rate,
                                                $1,000 plus the Leveraged Upside Payment; provided that we will in no event pay an amount of cash greater than the Maximum Payment at
                                                Maturity; or

                                            o   if the Final Exchange Rate is less than or equal to the Initial
                                                Exchange Rate, $1,000 times the Performance Factor.

                                            We shall, or shall cause the Calculation Agent to, (i) provide written notice to the Trustee and to The Depository Trust Company, which we refer to as DTC, of the amount of cash to be delivered with respect to the
                                            $1,000 principal amount of each PLUS, on or prior to 10:30 a.m. on the
                                            Business Day preceding the Maturity Date and (ii) deliver the aggregate cash amount due with respect to the PLUS to the Trustee for delivery to
                                            DTC, as holder of the PLUS, on the Maturity Date. We expect such amount of cash will be distributed to investors on the Maturity Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See "--Book Entry Note or Certificated Note" below, and see
                                            "The Depositary" in the accompanying prospectus supplement.

Maximum Payment at Maturity............     $1,160, or 116% of the Issue Price.

                                                        PS-11

======================================================================================================================

Leveraged Upside Payment ..............     The product of (i) $1,000 and (ii) the Upside Leverage Factor and (iii)
                                            the Exchange Rate Percent Increase, expressed as the following formula:

                                       Leveraged Upside Payment = $1,000 x Upside Leverage Factor x Exchange
                                                                  Rate Percent Increase

Upside Leverage Factor .................    180%

Exchange Rate Percent Increase..........    A fraction, the numerator of which is the Final Exchange Rate minus the
                                            Initial Exchange Rate and the denominator of which is the Initial Exchange
                                            Rate, expressed as the following formula:

                                       Exchange Rate Percent   Final Exchange Rate - Initial Exchange Rate
                                       Increase              = -------------------------------------------
                                                                           Initial Exchange Rate

Performance Factor......................    A fraction, the numerator of which is the Final Exchange Rate and the denominator of which is the Initial Exchange Rate.

Initial Exchange Rate...................    1.18855, the Exchange Rate on March 7, 2006, the day we priced the PLUS for initial sale to the public.

Final Exchange Rate.....................    The Exchange Rate on the Valuation Date, as determined by the Calculation
                                            Agent.

Exchange Rate...........................    Exchange Rate means, on any Currency Business Day, the rate for conversion of the European Union euro, which we refer to as the euro, into U.S.
                                            dollars (expressed as the number of U.S. dollars per euro) as determined by reference to the mid closing spot rate displayed on the WMRSPOT05
                                            Reuters Page on such Currency Business Day, as determined by the
                                            Calculation Agent; provided that if no such rate is displayed on such
                                            Reuters Page or if such rate as displayed is, as determined by the
                                            Calculation Agent in its sole discretion, manifestly erroneous, for such day, the Exchange Rate will equal the arithmetic mean, as determined by the Calculation Agent, of the firm quotes of exchange rates for conversion of the euro into U.S. dollars determined by at least five independent leading dealers in the euro market, selected by the Calculation Agent (the
                                            "Reference Dealers"), taking into consideration the latest available quote for such exchange rate and any other information deemed relevant by such
                                            Reference Dealers; provided further that if (i) the difference between the highest and lowest exchange rates determined by the Reference Dealers on such date pursuant to the previous clause of this sentence is greater than
                                            1% or (ii) the Calculation Agent is unable to obtain five such quotes from the Reference Dealers on such date for any reason, the Exchange Rate shall be the exchange rate as determined by the Calculation Agent in good faith on such day taking into account any information deemed relevant by the
                                            Calculation Agent.

                                                        PS-12

======================================================================================================================

Currency Business Day...................    Any day, other than a Saturday or Sunday, that is (i) neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in New York and (ii) a day on which dealings in foreign currency in accordance with the practice of the foreign exchange market occur in London, England.

Reuters Page............................    The display page so designated on the Reuters Monitor Money Rates Service
                                            ("Reuters"), as noted under "--Exchange Rate" above, or any other display page that may replace that display page on Reuters and any successor service thereto.

Book Entry Note or Certificated Note....    Book Entry. The PLUS will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC. DTC's nominee will be the only registered holder of the PLUS. Your beneficial interest in the PLUS will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC. In this pricing supplement, all references to payments or notices to you will mean payments or notices to DTC, as the registered holder of the PLUS, for distribution to participants in accordance with
                                            DTC's procedures. For more information regarding DTC and book entry notes, please read "The Depositary" in the accompanying prospectus supplement and
                                            "Form of Securities--Global Securities--Registered Global Securities" in
                                            the accompanying prospectus.

Senior Note or Subordinated Note........    Senior

Trustee.................................    JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank).

Agent...................................    Morgan Stanley & Co. Incorporated and its successors ("MS & Co.").

Calculation Agent.......................    MS & Co.

                                            All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and
                                            us.

                                            All calculations with respect to the Payment at Maturity, if any, will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per PLUS will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to
                                            .7655); and all dollar amounts paid on the aggregate number of PLUS will be rounded to the nearest cent, with one-half cent rounded upward.

                                            Because the Calculation Agent is our subsidiary, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests as an investor in the PLUS, including with

                                                        PS-13

======================================================================================================================

                                            respect to certain determinations and judgments that the Calculation Agent must make in determining the Initial Exchange Rate and the Final Exchange
                                            Rate. MS & Co. is obligated to carry out its duties and functions as
                                            Calculation Agent in good faith and using its reasonable judgment.

Alternate Exchange Calculation
  in Case of an Event of Default........    In case an event of default with respect to the PLUS shall have occurred and be continuing, the amount declared due and payable per PLUS upon any acceleration of the PLUS (an "Event of Default Acceleration") shall be determined by the Calculation Agent and shall be an amount in cash equal to the Payment at Maturity calculated using the Exchange Rate as of the date of such acceleration as the Final Exchange Rate.

                                            If the maturity of the PLUS is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the cash amount due with respect to the PLUS as promptly as possible and in no event later than two Business Days after the date of acceleration.

Historical Information..................    The following table sets forth the published high, low and end-of-quarter daily exchange rates for the euro for each quarter in the period from
                                            January 1, 2000 to March 6, 2006, as published by Bloomberg Financial
                                            Markets for such periods. We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The daily exchange rates published by Bloomberg Financial Markets may differ from the Exchange Rates as determined on the Reuters Page pursuant to
                                            "--Exchange Rate" above. We will not use Bloomberg Financial Markets to determine the applicable Exchange Rate. The historical exchange rate should not be taken as an indication of future performance, and no assurance can be given as to the Exchange Rate on the Valuation Date. The Exchange Rate may
                                            decrease so that you will receive a payment at maturity that is less than the principal amount of the PLUS. Also, your return is limited to the
                                            Maximum Payment at Maturity, which is 116% of the principal amount of your investment. Because your return is linked to the Exchange Rate at maturity, there is no guaranteed return of principal.

                                            If the Final Exchange Rate is less than the Initial Exchange Rate, you will lose money on your investment.

                                                                 European Union Euro
                                                  Historical High, Low and Period-End Exchange Rates
                                                        January 1, 2000 through March 6, 2006
                                                         (expressed as U.S. dollars per euro)

                                              European Union euro          High         Low        Period End
                                            ----------------------        ------       ------      ----------
                                            2000
                                            First Quarter..........       1.0336       0.9514        0.9555
                                            Second Quarter.........       0.9650       0.8895        0.9525
                                            Third Quarter..........       0.9553       0.8493        0.8827

                                                        PS-14

======================================================================================================================

                                              European Union euro          High         Low        Period End
                                            ----------------------        ------       ------      ----------
                                            Fourth Quarter.........       0.9427       0.8272        0.9427
                                            2001
                                            First Quarter..........       0.9570       0.8767        0.8767
                                            Second Quarter.........       0.9042       0.8424        0.8490
                                            Third Quarter..........       0.9277       0.8364        0.9114
                                            Fourth Quarter.........       0.9205       0.8770        0.8855
                                            2002
                                            First Quarter..........       0.9033       0.8593        0.8717
                                            Second Quarter.........       0.9914       0.8750        0.9914
                                            Third Quarter..........       1.0117       0.9660        0.9866
                                            Fourth Quarter.........       1.0492       0.9707        1.0479
                                            2003
                                            First Quarter..........       1.1054       1.0362        1.0778
                                            Second Quarter.........       1.1909       1.0695        1.1511
                                            Third Quarter..........       1.1656       1.0809        1.1656
                                            Fourth Quarter.........       1.2595       1.1416        1.2551
                                            2004
                                            First Quarter..........       1.2842       1.2128        1.2171
                                            Second Quarter.........       1.2365       1.1822        1.2199
                                            Third Quarter..........       1.2452       1.2011        1.2436
                                            Fourth Quarter.........       1.3637       1.2285        1.3637
                                            2005
                                            First Quarter..........       1.3554       1.2757        1.2915
                                            Second Quarter.........       1.3087       1.2032        1.2108
                                            Third Quarter..........       1.2542       1.1902        1.2026
                                            Fourth Quarter.........       1.2179       1.1670        1.1849
                                            2006
                                            First Quarter
                                             (through
                                             March 6, 2006)........       1.2307       1.1820        1.2016

Use of Proceeds and Hedging.............    The net proceeds we receive from the sale of the PLUS will be used for general corporate purposes and, in part, in connection with hedging our obligations under the PLUS through one or more of our subsidiaries. The original issue price of the PLUS includes the Agent's Commissions (as shown on the cover page of this pricing supplement) paid with respect to the PLUS and the

                                                        PS-15

======================================================================================================================

                                            cost of hedging our obligations under the PLUS. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss. See also "Use of Proceeds" in the accompanying prospectus.

                                            On or prior to the day we priced the PLUS for initial sale to the public, we, through our subsidiaries or others, hedged our anticipated exposure in connection with the PLUS by taking positions in forward contracts and buying and selling options on the euro. Such activity could potentially have increased the Initial Exchange Rate, and therefore effectively have increased the level at which the Exchange Rate must close before you would receive at maturity a payment that exceeds the principal amount of the PLUS.
                                            In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the PLUS, including on the Valuation Date, by purchasing and selling the euro, futures or options contracts on the euro listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities, including by selling any such securities or instruments on the Valuation Date. We cannot give any assurance that our hedging activity will not affect the Exchange Rate and, therefore, adversely affect the value of the PLUS or the payment you will receive at maturity.

Supplemental Information Concerning
  Plan of Distribution..................    Under the terms and subject to the conditions contained in the U.S.
                                            distribution agreement referred to in the prospectus supplement under
                                            "Plan of Distribution," the Agent, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of PLUS set forth on the cover of this pricing supplement. The
                                            Agent proposes initially to offer the PLUS directly to the public at the public offering price set forth on the cover page of this pricing supplement. The Agent may allow a concession not in excess of $7.50 per
                                            PLUS to other dealers, which may include Morgan Stanley DW, Inc., Morgan
                                            Stanley & Co. International Limited and Bank Morgan Stanley AG. After the
                                            initial offering of the PLUS, the Agent may vary the offering price and other selling terms from time to time.

                                            We expect to deliver the PLUS against payment therefor in New York, New York on March 16, 2006, which will be the seventh scheduled Business Day following the date of this pricing supplement and of the pricing of the
                                            PLUS. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three Business Days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date of pricing or on or prior to the third
                                            Business Day prior to the Original Issue Date will be required to specify alternative settlement arrangements to prevent a failed settlement.

                                                        PS-16

======================================================================================================================

                                            In order to facilitate the offering of the PLUS, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the
                                            PLUS. Specifically, the Agent may sell more PLUS than it is obligated to purchase in connection with the offering, creating a naked short position in the PLUS, for its own account. The Agent must close out any naked short position by purchasing the PLUS in the open market. A naked short position is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the PLUS in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the Agent may bid for, and purchase, PLUS in the open market to stabilize the price of the PLUS. Any of these activities may raise or maintain the market price of the PLUS above independent market levels or prevent or retard a decline in the market price of the PLUS. The Agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the Agent has entered into a hedging transaction with us in connection with this offering of PLUS. See "--Use of Proceeds and Hedging" above.

                                            General

                                            No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the PLUS or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the PLUS, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agent or any dealer.

                                            The Agent has represented and agreed, and each dealer through which we may offer the PLUS has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the PLUS or possesses or distributes this pricing supplement and the accompanying prospectus supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the
                                            PLUS under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the PLUS. We shall not have responsibility for the Agent's or any dealer's compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

                                            Brazil

                                            The PLUS may not be offered or sold to the public in Brazil. Accordingly, the offering of the PLUS has not been submitted to the Comissao de Valores
                                            Mobiliarios for approval. Documents relating to this offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

                                                        PS-17

======================================================================================================================

                                            Chile

                                            The PLUS have not been registered with the Superintendencia de Valores y
                                            Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the PLUS, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

                                            Hong Kong

                                            The PLUS may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent has
                                            not issued and will not issue any advertisement, invitation or document relating to the PLUS, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to PLUS which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance
                                            (Cap. 571) of Hong Kong and any rules made thereunder.

                                            Mexico

                                            The PLUS have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and
                                            may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

                                            Singapore

                                            This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary
                                            Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus used in connection with the offer or sale, or invitation for subscription or purchase, of the PLUS may not be circulated or distributed, nor may the PLUS be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the PLUS to the public in Singapore.

                                                        PS-18

======================================================================================================================

ERISA Matters for Pension Plans and
  Insurance Companies...................    Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended
                                            ("ERISA") (a "Plan"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the PLUS. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

                                            In addition, we and certain of our subsidiaries and affiliates, including
                                            MS & Co. and Morgan Stanley DW Inc. (formerly Dean Witter Reynolds Inc.)
                                            ("MSDWI"), may be each considered a "party in interest" within the meaning of ERISA, or a "disqualified person" within the meaning of the Internal
                                            Revenue Code of 1986, as amended (the "Code"), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also
                                            "Plans"). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the PLUS are acquired by or with the assets of a Plan with respect to which MS & Co., MSDWI or any of their affiliates is a service provider or other party in interest, unless the
                                            PLUS are acquired pursuant to an exemption from the "prohibited transaction" rules. A violation of these prohibited transaction rules could result in an excise tax or other liabilities under ERISA and/or
                                            Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

                                            The U.S. Department of Labor has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the PLUS. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38
                                            (for certain transactions involving bank collective investment funds),
                                            PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

                                            Because we may be considered a party in interest with respect to many Plans, the PLUS may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing
                                            "plan assets" of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCE 96-23,
                                            95-60, 91-38, 90-1, or 84-14 or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the PLUS will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the PLUS that either (a) it is not a Plan or a Plan Asset
                                            Entity, is not purchasing such securities on behalf of or with "plan assets"
                                            of

                                                        PS-19

                                            any Plan, or with any assets of a governmental or church plan that is subject to any federal, state or local law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code or (b)
                                            its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or
                                            Section 4975 of the Code (or in the case of a governmental or church plan, any substantially similar federal, state or local law).

                                            Under ERISA, assets of a Plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the Plan has invested.
                                            Accordingly, insurance company general accounts that include assets of a
                                            Plan must ensure that one of the foregoing exemptions is available. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the
                                            PLUS on behalf of or with "plan assets" of any Plan consult with their counsel regarding the availability of exemptive relief under PTCEs 96-23,
                                            95-60, 91-38, 90-1 or 84-14.

                                            Purchasers of the PLUS have exclusive responsibility for ensuring that their purchase, holding and disposition of the PLUS do not violate the prohibited transaction rules of ERISA or the Code or similar regulations applicable to governmental or church plans, as described above.

United States Federal Income Taxation...    Prospective investors should note that the discussion under the section called "United States Federal Taxation" in the accompanying prospectus supplement does not apply to the PLUS issued under this pricing supplement and is superseded by the following discussion.

                                            The following summary is based on the advice of Davis Polk & Wardwell, our counsel ("Tax Counsel"), and is a general discussion of the principal U.S.
                                            federal tax consequences of ownership and disposition of the PLUS.

                                            This discussion only applies to initial investors in the PLUS who:

                                            o   purchase the PLUS at their "issue price"; and
                                            o   will hold the PLUS as capital assets within the meaning of Section
                                                1221 of the Internal Revenue Code of 1986, as amended (the "Code").

                                            This discussion does not describe all of the tax consequences that may be relevant to a particular holder in light of the holder's particular circumstances or to holders subject to special rules, such as:

                                            o   certain financial institutions;
                                            o   insurance companies;
                                            o   dealers in securities or foreign currencies;
                                            o   investors holding the PLUS as part of a hedge or any similar transaction;

                                                        PS-20

======================================================================================================================

                                            o   U.S. Holders, as defined below, whose functional currency is not the
                                                U.S. dollar;
                                            o   partnerships or other entities classified as partnerships for U.S.
                                                federal income tax purposes;
                                            o   regulated investment companies;
                                            o   real estate investment trusts;
                                            o   tax exempt entities, including an "individual retirement account" or
                                                "Roth IRA" as defined in Section 408 or 408A of the Code,
                                                respectively;
                                            o   persons subject to the alternative minimum tax;
                                            o   nonresident alien individuals who have lost their U.S. citizenship or who have ceased to be taxed as U.S. resident aliens; and
                                            o   Non-U.S. Holders for whom income or gain in respect of the PLUS is effectively connected with a trade or business in the United States.

                                            As the law applicable to the U.S. federal income taxation of instruments such as the PLUS is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

                                            This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein. Persons considering the purchase of the PLUS are urged to consult their tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                                            General

                                            Pursuant to the terms of the PLUS, we and every investor in the PLUS agree
                                            (in the absence of an administrative determination or judicial ruling to the contrary) to characterize a PLUS for all tax purposes as a single financial contract that is an "open transaction" for U.S. federal income tax purposes which (i) requires the investor to pay us at inception an amount equal to the purchase price of the PLUS and (ii) entitles the investor to receive at maturity an amount in cash based upon the performance of the Exchange Rate.
                                            The characterization of the PLUS described above is not, however, binding on the IRS or the courts. No statutory, judicial or administrative authority directly addresses the characterization of the PLUS (or of similar instruments) for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to their proper characterization and treatment. Due to the absence of authorities that directly address the PLUS
                                            (or similar instruments), Tax Counsel is unable to render an opinion as to whether the U.S. federal income tax characterization and treatment of the
                                            PLUS stated above should be respected. Significant aspects of the U.S.

                                                        PS-21

                                            federal income tax consequences of an investment in the PLUS are uncertain, and no assurance can be given that the IRS or the courts will agree with the characterization and tax treatment described herein. Accordingly, you are urged to consult your own tax advisors regarding the U.S. federal tax consequences of an investment in the PLUS (including possible alternative characterizations of the PLUS) and regarding any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Unless otherwise stated, the following discussion is based on the characterization and treatment of the PLUS described above.

                                            Tax Consequences to U.S. Holders

                                            As used herein, the term "U.S. Holder" means, for U.S. federal income tax purposes, a beneficial owner of a PLUS that is:

                                            o   a citizen or resident of the United States;
                                            o   a corporation, or other entity taxable as a corporation for U.S.
                                                federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision thereof; or
                                            o   an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

                                            The term U.S. Holder also includes certain former citizens and residents of the United States.

                                            Tax Treatment of the PLUS

                                            Assuming the characterization and treatment of the PLUS as set forth above is respected, Tax Counsel believes that the following U.S. federal income tax consequences should result.

                                            Tax Treatment Prior to Maturity. A U.S. holder will not be required to recognize taxable income over the term of the PLUS prior to maturity, other than pursuant to a sale or exchange as described below.

                                            Tax Basis. A U.S. Holder's tax basis in the PLUS will equal the amount paid by the U.S. Holder to acquire the PLUS.

                                            Sale, Exchange or Settlement of the PLUS. Upon a sale or exchange of the
                                            PLUS, or upon settlement of the PLUS at maturity, a U.S. Holder will generally recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder's tax basis in the PLUS sold, exchanged, or settled. Because of the application of certain rules and regulations relating to foreign currency instruments, such gain or loss will be treated as ordinary gain or loss unless the U.S. Holder makes a valid election under Section 988(a)(1)(B) of the Code on or before the date on which the U.S. Holder purchases the PLUS to treat such gain or loss as capital gain or loss. U.S. Holders should consult their tax advisors regarding the possibility and advisability of making such election. The deductibility of capital losses, however, is subject to

                                                        PS-22

======================================================================================================================

                                            limitations. In addition, a U.S. Holder might be subject to special reporting requirements that apply to currency exchange losses that exceed certain thresholds.

                                            Possible Alternative Tax Treatments of an Investment in the PLUS

                                            Due to the absence of authorities that directly address the proper characterization of the PLUS, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and treatment described above.

                                            Alternative U.S. federal income tax characterizations or treatments of the
                                            PLUS are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the PLUS. It is possible, for example, that a PLUS could be treated as a debt instrument or a unit which consists of a debt instrument. In such case, any gain on the PLUS might be treated as ordinary income to U.S. Holders. In addition, a U.S. Holder might be required to accrue income prior to the settlement of the PLUS or defer deductions for any interest paid on indebtedness incurred to purchase or carry the PLUS. Furthermore, the PLUS might constitute "foreign currency contracts" within the meaning of Section 1256 of the Code, with the result that U.S. Holders would be required to mark to market their PLUS. Under the mark to market rules, gain or loss would be recognized each year that a Holder holds the PLUS based on the increase or decrease in market value of the PLUS during that year. Of such gain or loss, 40% would be treated as short-term capital gain or loss, and 60%
                                            would be treated as long-term capital gain or loss. The same treatment would apply to any gain or loss upon the sale or redemption or other disposition of the PLUS. Other alternative characterizations are also possible.

                                            Accordingly, prospective investors are urged to consult their own tax advisors regarding all aspects of the U.S. federal income tax consequences of an investment in the PLUS.

                                            Backup Withholding and Information Reporting

                                            Backup withholding may apply in respect of the amounts paid to a U.S.
                                            Holder, unless such U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, or otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder's U.S. federal income tax liability, provided that the required information is furnished to the
                                            IRS. In addition, information returns will be filed with the IRS in connection with payments on the PLUS and the proceeds from a sale or other disposition of the PLUS, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

                                                        PS-23

======================================================================================================================

                                            Tax Consequences to Non-U.S. Holders

                                            This section only applies to you if you are a Non-U.S. Holder. As used herein, the term "Non-U.S. Holder" means, for U.S. federal income tax purposes, a beneficial owner of a PLUS issued under this pricing supplement that is:

                                            o   an individual who is classified as a nonresident alien;
                                            o   a foreign corporation; or
                                            o   a foreign trust or estate.

                                            "Non-U.S. Holder" does not include a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for
                                            U.S. federal income tax purposes. Such holder is urged to consult his or her own tax advisors regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of a PLUS.

                                            Tax Treatment upon Sale, Exchange or Settlement of a PLUS

                                            In general. Assuming the characterization and treatment of the PLUS as set forth above is respected, a Non-U.S. Holder of the PLUS will not be subject to U.S. federal income or withholding tax in respect of amounts paid to the Non-U.S. Holder.

                                            If all or any portion of a PLUS were recharacterized as a debt instrument, any payment made to a Non-U.S. Holder with respect to the PLUS would not be subject to U.S. federal withholding tax, provided that:

                                            o   the Non-U.S. Holder does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of our stock entitled to vote; o the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;
                                            o   the Non-U.S. Holder is not a bank receiving interest under section
                                                881(c)(3)(A) of the Code; and
                                            o   the certification requirements described below has been fulfilled with respect to the beneficial owner.

                                            Certification Requirement. The certification requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a
                                            PLUS (or a financial institution holding the PLUS on behalf of the beneficial owner) furnishes to us an IRS Form W-8BEN, in which the beneficial owner certifies under penalties of perjury that it is not a
                                            U.S. person.

                                            U.S. Federal Estate Tax

                                            Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual's gross estate for U.S.
                                            federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the PLUS are likely to be treated as U.S. situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S.
                                            individuals, or are entities of the type described above, are urged to consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in the PLUS.

                                                        PS-24

======================================================================================================================

                                            Backup Withholding and Information Reporting

                                            Information returns may be filed with the IRS in connection with the payment on the PLUS at maturity as well as in connection with the proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S.
                                            Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The certification procedures described above under "-Tax Treatment upon Sale, Exchange or
                                            Settlement of a PLUS - Certification Requirement" will satisfy the certification requirements necessary to avoid the backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S.
                                            Holder will be allowed as a credit against the Non-U.S. Holder's U.S.
                                            federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.